Exhibit 99.1

Education Funding Capital Trust - III

Summary of Required Principal Distributions at 12/15/06

		Distributions to Certificates			Principal Distributions to Noteholders

					Recapture of
		Shortfall	Normal		Principal	Normal	Required	Post-
		from	Distribution	Required Total	Distribution	Distribution	Total	Distribution
	Note Balances	Prior Periods	Amount	Distribution	from Prior Periods	Amount	Distribution	Note Balances
	at 11/30/06	on 12/15/06	on 12/15/06	on 12/15/06	on 12/15/06	on 12/15/06	on 12/15/06	at 12/15/06

	A	B	C	= B + C	D	E	F = D + E	= A - F

Senior A-1 Libor FRN	$-						$-	$-
Senior A-2 Libor FRN	$-						$-	$-
Senior A-3 Libor FRN	$285,115,832.38				$(135,420.57)	$14,165,053.41	$14,029,632.84	$271,086,199.54
Senior A-4 ARS	$100,000,000.00						$-	$100,000,000.00
Senior A-5 ARS	$83,750,000.00						$-	$83,750,000.00
Senior A-6 ARS	$83,750,000.00						$-	$83,750,000.00
Senior A-7 ARS	$83,750,000.00						$-	$83,750,000.00
Senior A-8 ARS	$83,750,000.00						$-	$83,750,000.00
Series B	$50,000,000.00						$-	$50,000,000.00

Certificates		$-	$-	$-

	$770,115,832.38	$-	$-	$-	$(135,420.57)	$14,165,053.41	$14,029,632.84	$756,086,199.54